UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Bank of Montreal

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West 1 First Canadian Place Toronto, Ontario Canada M5X 1A1	Not Applicable
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
MAX Auto Industry 3X Leveraged ETNs due May 28, 2043	NYSE Arca, Inc.
MAX Auto Industry -3X Inverse Leveraged ETNs due May 28, 2043	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-264388 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the terms and provisions of the following securities:

•	MAX Auto Industry 3X Leveraged ETNs due May 28, 2043
•	MAX Auto Industry -3X Inverse Leveraged ETNs due May 28, 2043

to be issued by the registrant (collectively, the “Notes”) is incorporated herein by reference to (i) the sections captioned “Description of Debt Securities We May Offer” and “United States Federal Income Taxation” in the registrant’s Prospectus, dated May 26, 2022, in the registrant’s registration statement on Form F-3 (File No. 333-264388), (ii) the section captioned “Description of the Notes We May Offer” in the registrant’s Series I Senior Medium-Term Notes Prospectus Supplement, dated May 26, 2022, to the Prospectus, (iii) the section captioned “Additional Terms of the Notes” in the registrant’s product supplements each dated June 21, 2022, respectively, each of which relates to one of the securities listed above, (iv) the registrant’s Pricing Supplement dated June 27, 2023 related to the MAX Auto Industry 3X Leveraged ETNs due May 28, 2043, and (v) the registrant’s Pricing Supplement dated June 27, 2023 related to the MAX Auto Industry -3X Inverse Leveraged ETNs due May 28, 2043. The outstanding principal amount of each series of Notes registered hereby may be increased from time to time in the future due to further issuances of such series of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to them will be filed with the Securities and Exchange Commission (the “SEC”) and will be incorporated herein by reference. Each series of Notes registered hereby is, and any additional Notes of such series registered hereby in the future will be, all part of a single series and will have the same CUSIP number as described in the respective Pricing Supplement referenced above.

Item 2.	Exhibits.

Exhibit No.	Description
4.1	Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 4.1 of the registrant’s registration statement on Form F-3 filed with the SEC on May 4, 2011 (file number 333-173924)).

4.2	First Supplemental Indenture, dated as of September 23, 2018, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 99.2 of the registrant’s Form 6-K filed with the SEC on September 24, 2018 (file number 001-13354)).

4.3	Second Supplemental Indenture, dated as of May 27, 2021, among Bank of Montreal, The Bank of New York Mellon and Wells Fargo Bank, National Association (incorporated by reference herein by reference to Exhibit 99.2 of the registrant’s Form 6-K filed with the SEC on May 27, 2021 (file number 001-13354))

4.4	Third Supplemental Indenture, dated as of May 26, 2022, among Bank of Montreal, The Bank of New York Mellon and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (incorporated by reference herein to Exhibit 99.1 of the registrant's Form 6-K filed with the SEC on May 26, 2022 (file number 001-13354))

4.5	Form of Note representing the MAX Auto Industry 3X Leveraged ETNs due May 28, 2043

4.6	Form of Note representing the MAX Auto Industry -3X Inverse Leveraged ETNs due May 28, 2043

99.1	Pricing Supplement dated June 27, 2023, related to the MAX Auto Industry 3X Leveraged ETNs due May 28, 2043, to the registrant’s Prospectus, dated May 26, 2022, Series I Senior Medium-Term Notes Prospectus Supplement, dated May 26, 2022, and Product Supplement, dated June 21, 2022, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b)(2), filed on or about June 27, 2023.

99.2	Pricing Supplement dated June 27, 2023, related to the MAX Auto Industry -3X Inverse Leveraged ETNs due May 28, 2043, to the registrant’s Prospectus, dated May 26, 2022, and Series I Senior Medium-Term Notes Prospectus Supplement, dated May 26, 2022, and Product Supplement, dated June 21, 2022, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b)(2), filed on or about June 27, 2023.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF MONTREAL
Date: June 27, 2023
	By:	/s/ Laurence Kaplan
		Name:	Laurence Kaplan
		Title:	Managing Director, Cross-Asset Solutions,

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 4.1 of the registrant’s registration statement on Form F-3 filed with the SEC on May 4, 2011 (file number 333-173924)).

4.2	First Supplemental Indenture, dated as of September 23, 2018, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 99.2 of the registrant’s Form 6-K filed with the SEC on September 24, 2018 (file number 001-13354)).

4.3	Second Supplemental Indenture, dated as of May 27, 2021, among Bank of Montreal, The Bank of New York Mellon and Wells Fargo Bank, National Association (incorporated by reference herein by reference to Exhibit 99.2 of the registrant’s Form 6-K filed with the SEC on May 27, 2021 (file number 001-13354))

4.4	Third Supplemental Indenture, dated as of May 26, 2022, among Bank of Montreal, The Bank of New York Mellon and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (incorporated by reference herein to Exhibit 99.1 of the registrant's Form 6-K filed with the SEC on May 26, 2022 (file number 001-13354))

4.5	Form of Note representing the MAX Auto Industry 3X Leveraged ETNs due May 28, 2043

4.6	Form of Note representing the MAX Auto Industry -3X Inverse Leveraged ETNs due May 28, 2043

99.1	Pricing Supplement dated June 27, 2023, related to the MAX Auto Industry 3X Leveraged ETNs due May 28, 2043, to the registrant’s Prospectus, dated May 26, 2022, Series I Senior Medium-Term Notes Prospectus Supplement, dated May 26, 2022, and Product Supplement, dated June 21, 2022, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b)(2), filed on or about June 27, 2023.

99.2	Pricing Supplement dated June 27, 2023, related to the MAX Auto Industry -3X Inverse Leveraged ETNs due May 28, 2043, to the registrant’s Prospectus, dated May 26, 2022, and Series I Senior Medium-Term Notes Prospectus Supplement, dated May 26, 2022, and Product Supplement, dated June 21, 2022, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b)(2), filed on or about June 27, 2023.

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